Exhibit 99

Puerto Rico Contact: Marilyn Santiago-Colón, Oriental Financial Group Inc. (787) 993-4648 U.S. Contact: Steven Anreder and Gary Fishman, Anreder & Company (212) 532-3232
ORIENTAL FINANCIAL GROUP REPORTS FIRST QUARTER
EARNINGS PER COMMON SHARE OF $0.97
SAN JUAN, April 23, 2009 — Oriental Financial Group Inc. (NYSE: OFG) today reported income available to common shareholders of $23.5 million for the first quarter ended March 31, 2009. This represented a return on average assets of 1.53% and a return on average common equity of 49.14%, compared with 1.06% and 20.63%, respectively, in the first quarter of 2008. Diluted earnings per common share of $0.97 were 51.6% greater than the $0.64 reported in the year ago quarter.
Highlights
•	Strong sequential increases in residential mortgage and commercial loan production

•	Retail deposits increased 10.73%, or $116.2 million, from December 31, 2008

•	Sequential increase of 75.9% in mortgage banking activities

•	Sequential increase of 3.0% in net interest income

•	Stockholders’ equity increased $58.0 million during the quarter

•	Book value per common share increased to $10.38 from $7.96 at December 31, 2008

•	Gain of $10.3 million on the sale of securities
“We are pleased with the Group’s performance, considering the recession in Puerto Rico and the state of the financial markets,” said José Rafael Fernández, President and Chief Executive Officer. “These results reflect our effective investment securities strategy, the growing strength of our client franchise, our focus on credit quality, and the dedication of our people. We remain well positioned to benefit from our strategies in the foreseeable future.”

Revenues
Net interest income was $30.7 million, 23.1% and 3.0% higher than the year ago quarter and previous quarter, respectively. Growth reflects the significant reduction in cost of funds, which has declined more rapidly than the yield on interest-earning assets.
Non-interest income was $17.2 million, 94.6% higher than the first quarter of 2008. Growth reflects a gain on the sale of government securities from another sharp increase in market values, the result of the U.S. Treasury’s expanded plan to purchase such securities in the secondary market; increased mortgage banking activities from the sale of conforming residential mortgage production into the secondary market; and lower banking and financial service revenues, in line with first quarter industry trends; and continued de-emphasis of overdraft privilege program.
Non-Interest Expenses
Non-interest expenses of $19.3 million increased year over year at a lower rate than revenues, resulting in an improved efficiency ratio of 51.65% (compared to 54.69% in the year-ago quarter).
Income Taxes
The effective income tax rate was 2.7% for the first quarter of 2009, which includes Puerto Rico’s new taxes on the earnings of international banking entities and financial institutions, versus tax benefits in the first and fourth quarters of 2008.
Capital
At March 31, 2009, stockholders’ equity increased $58.0 million to $319.4 million, or 22.2% from December 31, 2008, reflecting increased values in the investment securities portfolio and the increase in retained earnings. Book value per common share increased 30.4% and tangible common equity to risk-weighted assets of 9.82% increased 141 basis points during the quarter.
The Group maintains capital ratios in excess of regulatory requirements. At March 31, 2009, the Leverage Capital Ratio was 6.71% (1.7 times the minimum of 4.00%); Tier I Risk-Based Capital Ratio was 16.41% (4.1 times the minimum of 4.00%), and the Total Risk-Based Capital Ratio was 17.01% (2.1 times the minimum of 8.00%). In dollars, Leverage Capital and Tier 1 Risk-Based Capital of $417.0 million increased $27.7 million from December 31, 2008, and Total Risk-Based Capital of $432.1 million increased $28.6 million.

The Financial Service-Banking Franchise
The Group’s niche market approach to the integrated delivery of services to mid and high net worth clients performed well, resulting in expanded market share.
Lending
Loan production of $85.1 million was up 38.3% from the year ago quarter and 24.3% from the previous quarter, as the Group’s capital levels and low credit losses compared to most banking institutions enabled it to continue prudent lending. The average FICO score was 720 and the average loan to value ratio was 82% on residential mortgage loans originated in the first quarter of 2009.
Deposits
Sequential growth in retail deposits from the fourth quarter of 2008 reflects a $115.1 million increase in demand deposits, primarily from new accounts.
Assets Under Management
Assets under management, which generate recurring fees, declined only 6.8% from December 31, 2008, as a high proportion of fixed income investments helped offset the 11.7% decline in equity markets, as measured by the S&P 500 index. Outflows were minimal.
Credit Quality
Net credit losses increased $0.9 million from the fourth quarter of 2008. The provision for loan losses for the first quarter of 2009 was $3.2 million (136.6% of net credit losses), increasing the allowance for loan losses by 6.0% to $15.1 million, as compared to the fourth quarter of 2008.
Non-performing loans increased $9.1 million from the fourth quarter, reflecting the economic environment in Puerto Rico. Based on historical performance, the Group does not expect non-performing loans to result in significantly higher losses as most are well-collateralized with adequate loan-to-value ratios. In residential mortgage lending, more than 90% of the Group’s portfolio consists of fixed-rate, fully amortizing, fully documented loans that do not have the level of risk generally associated with subprime loans. In commercial lending, more than 90% of its loans are collateralized by real estate.

The Investment Securities Portfolio
The average balance was $5.0 billion, up 5.5% from the first quarter of 2008 and up 3.9% from the fourth quarter of 2008.
Approximately 86% of the portfolio consists of fixed-rate mortgage-backed securities or notes, guaranteed or issued by FNMA, FHLMC, or GNMA and U.S. agency senior debt obligations, and thus backed by a U.S. government sponsored entity or the full faith and credit of the U.S. government (84%), and Puerto Rico Government and agency obligations (2%). The remaining balance consists of non-agency collateralized mortgage obligations (11%), the majority of which are backed by prime fixed-rate residential mortgage collateral, and structured credit investments (3%).
Conference Call
A conference call to discuss the firm’s results, outlook and related matters will be held on Friday, April 24, 2009 at 10:00 am (ET). The call will be accessible live via a webcast on the Group’s Investor Relations website at www.orientalfg.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.
About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 45th year in business, Oriental provides a full range of mortgage, commercial and consumer banking services through 23 Oriental Group financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. Investor information about Oriental can be found at www.orientalfg.com.
Forward-Looking Statements
This news release may contain forward-looking statements that reflect management’s beliefs and expectations and are subject to risks and uncertainties inherent to the Group’s business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group’s filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release because of developments occurring after the date of issuance.
# # #

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED
	31-Mar-09	31-Mar-08%		31-Dec-08
Summary of Operations(Dollars in thousands, except per share data):

Interest Income:
Loans	$18,320	$19,828	-7.6%	$19,684
Investment securities and other	65,611	62,273	5.4%	67,352

Total interest income	83,931	82,101	2.2%	87,036

Interest Expense: Deposits	13,823	12,429	11.2%	13,035
Securities sold under agreements to repurchase	35,799	40,240	-11.0%	40,459
Other borrowed funds	3,644	4,523	-19.4%	3,766

Total interest expense	53,266	57,192	-6.9%	57,260

Net interest income	30,665	24,909	23.1%	29,776
Provision for loan losses	3,200	1,650	93.9%	3,280

Net interest income after provision for loan losses	27,465	23,259	18.1%	26,496

Non-Interest Income:
Financial service revenues	3,114	4,240	-26.6%	3,985
Banking service revenues	1,393	1,527	-8.8%	1,398
Investment banking revenues (losses)	(12)	738	-101.6%	—
Mortgage banking activities	2,153	1,006	114.0%	1,224

Total banking and financial service revenues	6,648	7,511	-11.5%	6,607
Net gain (loss) on:
Sale of securities	10,340	9,314	11.0%	25,162
Derivatives	434	(7,803)	105.6%	304
Mortgage tax credits	—	—	0.0%	(2,480)
Other investments	13	110	-88.2%	16
Trading securities	(27)	(17)	-58.8%	19
Sale of foreclosed real estate	(162)	(250)	35.2%	(218)
Other	—	(1)	100.0%	1

Total non-interest income	17,246	8,864	94.6%	29,411

Non-Interest Expenses: Compensation and employees’ benefits	7,724	7,715	0.1%	7,291
Occupancy and equipment	3,489	3,287	6.1%	3,630
Professional and service fees	2,608	1,880	38.7%	2,599
Advertising and business promotion	1,204	1,074	12.1%	1,213
Insurance	815	602	35.4%	622
Taxes, other than payroll and income taxes	646	611	5.7%	652
Electronic banking charges	540	418	29.2%	484
Loan servicing	383	331	15.7%	361
Communication	379	325	16.6%	328
Directors and investor relations	349	278	25.5%	305
Clearing and wrap fees	330	294	12.2%	349
Other	806	915	-11.9%	901

Total non-interest expenses	19,273	17,730	8.7%	18,735

Income before income taxes	25,438	14,393	76.7%	37,172
Income tax expense (benefit)	690	(2,455)	128.1%	(3,240)

Net income	24,748	16,848	46.9%	40,412
Less: Dividends on preferred stock	(1,201)	(1,201)	0.0%	(1,201)

Income available to common shareholders	$23,547	$15,647	50.5%	$39,211

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED
	31-Mar-09	31-Mar-08%		31-Dec-08
(Dollars in thousands, except per share data):
EARNINGS PER SHARE
Basic	$0.97	$0.65	49.2%	$1.61

Diluted	$0.97	$0.64	51.6%	$1.61

COMMON STOCK DATA
Average common shares outstanding	24,245	24,164	0.3%	24,295
Average potential common shares-options	3	125	-97.6%	16

Total average shares outstanding and equivalents	24,248	24,289	-0.2%	24,311

Common shares outstanding at end of period	24,223	24,285	-0.3%	24,297

Book value per common share	$10.38	$11.15	-6.9%	$7.96

Cash dividends per share of common stock	$0.04	$0.14	-71.4%	$0.14

Cash dividends declared on common shares	$972	$3,399	-71.4%	$3,402

Pay-out ratio	4.12%	21.88%	-81.1%	8.70%

SELECTED FINANCIAL DATA

PERFORMANCE RATIOS:
Return on average assets	1.53%	1.06%	44.3%	2.57%

Return on average common equity	49.14%	20.63%	138.2%	99.67%

Efficiency ratio	51.65%	54.69%	-5.6%	51.49%

TAX EQUIVALENT SPREAD
Interest-earning assets	5.43%	5.55%	-2.2%	5.78%
Tax equivalent adjustment	1.68%	1.84%	-8.7%	1.92%

Interest-earning assets — tax equivalent	7.11%	7.39%	-3.8%	7.70%
Interest-bearing liabilities	3.64%	4.21%	-13.5%	4.01%

Tax equivalent interest rate spread	3.47%	3.18%	9.1%	3.69%

Tax equivalent interest rate margin	3.66%	3.52%	4.0%	3.90%

NORMAL SPREAD
Investments	5.27%	5.28%	-0.2%	5.62%
Loans	6.09%	6.66%	-8.6%	6.39%

Interest-earning assets	5.43%	5.55%	-2.2%	5.78%

Deposits	3.27%	4.14%	-21.0%	3.35%
Borrowings	3.79%	4.23%	-10.4%	4.25%

Interest-bearing liabilities	3.64%	4.21%	-13.5%	4.01%

Interest rate spread	1.79%	1.34%	33.6%	1.77%

Interest rate margin	1.98%	1.68%	17.9%	1.98%

AVERAGE BALANCES
Investments	$4,980,245	$4,721,542	5.5%	$4,791,032
Loans	1,203,736	1,191,305	1.0%	1,231,864

Interest-earning assets	$6,183,981	$5,912,847	4.6%	$6,022,896

Deposits	$1,689,300	$1,200,361	40.7%	$1,554,648
Borrowings	4,159,397	4,233,176	-1.7%	4,159,521

Interest-bearing liabilities	$5,848,697	$5,433,537	7.6%	$5,714,169

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	AS OF
	31-Mar-09	31-Mar-08%		31-Dec-08
(Dollars in thousands)
BALANCE SHEET

Cash and due from banks	$293,750	$50,052	486.9%	$66,372

Interest-earning assets:
Investments:
Trading securities	608	93	553.8%	256
Investment securities available-for-sale, at fair value with amortized cost of $4,648,495 (March 31, 2008 - $3,497,906, December 31, 2008 - $4,052,574)	4,555,533	3,465,741	31.4%	3,924,207
Investment securities held-to-maturity, at amortized cost with fair value of $1,263,260 at March 31, 2008	—	1,277,171	-100.0%	—
Other investments	150	150	0.0%	150
Federal Home Loan Bank (FHLB) stock, at cost	19,812	20,658	-4.1%	21,013

Total investments	4,576,103	4,763,813	-3.9%	3,945,626

Loans:
Mortgage loans	968,334	989,284	-2.1%	1,000,076
Commercial loans	194,145	156,508	24.0%	187,077
Consumer loans	21,330	28,178	-24.3%	23,054

Loans receivable, gross	1,183,809	1,173,970	0.8%	1,210,207
Less: Deferred loan fees, net	(3,509)	(3,022)	-16.1%	(3,364)

Loans receivable	1,180,300	1,170,948	0.8%	1,206,843
Allowance for loan losses	(15,147)	(11,092)	-36.6%	(14,293)

Loans receivable, net	1,165,153	1,159,856	0.5%	1,192,550
Mortgage loans held for sale	34,278	25,577	34.0%	26,562

Total loans, net	1,199,431	1,185,433	1.2%	1,219,112

Total interest-earning assets	5,775,534	5,949,246	-2.9%	5,164,738

Securities sold but not yet delivered	289,565	26,995	972.7%	834,976
Accrued interest receivable	38,585	37,026	4.2%	43,914
Premises and equipment, net	21,540	21,587	-0.2%	21,184
Deferred tax asset, net	23,422	12,931	81.1%	28,463
Foreclosed real estate	9,681	4,119	135.0%	9,162
Investment in equity indexed options	8,991	34,475	-73.9%	12,801
Mortgage tax credits	5,047	1,754	187.7%	5,047
Prepaid expenses	2,817	2,778	1.4%	3,433
Investment in Statutory Trust	1,086	1,086	0.0%	1,086
Goodwill	2,006	2,006	0.0%	2,006
Servicing asset	3,467	2,819	23.0%	2,819
Debt issuance costs	4,381	901	386.3%	900
Accounts receivable and other assets	12,013	10,344	16.1%	8,635

Total assets	$6,491,885	$6,158,119	5.4%	$6,205,536

Interest-bearing liabilities:
Deposits:
Demand deposits	$568,808	$128,330	343.2%	$453,690
Savings accounts	55,079	453,711	-87.9%	50,153
Individual retirement accounts	291,982	310,907	-6.1%	286,691
Retail certificates of deposit	282,901	270,996	4.4%	292,045

Total Retail Deposits	1,198,770	1,163,944	3.0%	1,082,579
Institutional deposits	161,168	150,969	6.8%	184,283
Brokered deposits	452,247	127,075	255.9%	518,438

Total deposits	1,812,185	1,441,988	25.7%	1,785,300

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	AS OF
	31-Mar-09	31-Mar-08%		31-Dec-08
(Dollars in thousands)
Borrowings:
Federal funds purchased and other short term borrowings	44,310	36,517	21.3%	29,193
Securities sold under agreements to repurchase	3,757,411	3,847,633	-2.3%	3,761,121
Advances from FHLB	281,675	331,853	-15.1%	308,442
FDIC-guaranteed term notes	105,112	—	100.0%	—
Subordinated capital notes	36,083	36,083	—	36,083

Total borrowings	4,224,591	4,252,086	-0.6%	4,134,839

Total interest-bearing liabilities	6,036,776	5,694,074	6.0%	5,920,139

Securities purchased but not yet received	112,628	101,375	11.1%	398
Accrued expenses and other liabilities	23,130	23,912	-3.3%	23,682

Total liabilities	6,172,534	5,819,361	6.1%	5,944,219

Preferred Equity	68,000	68,000	0.0%	68,000

Common Equity:
Common stock	25,739	25,732	0.0%	25,739
Additional paid-in capital	212,784	212,056	0.3%	212,625
Legal surplus	45,471	42,140	7.9%	43,016
Retained earnings	71,353	55,977	27.5%	51,233
Treasury stock, at cost	(17,164)	(17,184)	0.1%	(17,109)
Accumulated other comprehensive loss	(86,832)	(47,963)	-81.0%	(122,187)

Total common equity	251,351	270,758	-7.2%	193,317

Stockholders’ equity	319,351	338,758	-5.7%	261,317

Total liabilities and stockholders’ equity	$6,491,885	$6,158,119	5.4%	$6,205,536

CAPITAL RATIOS
Leverage Capital Ratio	6.71%	6.67%	0.6%	6.38%
Minimum Leverage Capital Ratio Required	4.00%	4.00%		4.00%
Actual Tier 1 Capital	$416,955	$407,984	2.2%	$389,235
Minimum Tier 1 Capital Required	$248,534	$244,590	1.6%	$244,101

Tier 1 Risk-Based Capital Ratio	16.41%	17.02%	-3.6%	17.11%
Minimum Tier 1 Risk-Based Capital Ratio Required	4.00%	4.00%		4.00%
Actual Tier 1 Risk-Based Capital	$416,955	$407,984	2.2%	$389,235
Minimum Tier 1 Risk-Based Capital Required	$101,609	$95,864	6.0%	$91,022

Total Risk-Based Capital Ratio	17.01%	17.49%	-2.7%	17.73%
Minimum Total Risk-Based Capital Ratio Required	8.00%	8.00%		8.00%
Actual Total Risk-Based Capital	$432,102	$419,075	3.1%	$403,528
Minimum Total Risk-Based Capital Required	$203,219	$191,728	6.0%	$182,044

Tangible common equity to total assets	3.84%	4.36%	-11.9%	3.08%
Tangible common equity to risk-weighted assets	9.82%	11.21%	-12.5%	8.41%
Total equity to total assets	4.92%	5.50%	-10.5%	4.21%
Total equity to risk-weighted assets	12.57%	14.13%	-11.1%	11.48%

SELECTED FINANCIAL DATA AT PERIOD-END
Trust Assets Managed	$1,617,855	$1,927,638	-16.07%	$1,706,286
Broker-Dealer Assets Gathered	1,087,781	1,290,973	-15.7%	1,195,739

Total Assets Managed	2,705,636	3,218,611	-15.9%	2,902,025
Assets owned	6,491,885	6,158,119	5.4%	6,205,536

Total financial assets managed and owned	$9,197,521	$9,376,730	-1.9%	$9,107,561

Number of financial centers	23	24	-4.2%	23

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED
	31-Mar-09	31-Mar-08%		31-Dec-08
(Dollars in thousands)
Loan Production and Purchases Summary:
Mortgage loans production	$65,731	$44,578	47.5%	$53,658
Mortgage loans purchased	2,176	4,691	-53.6%	1,858

Total mortgage	67,907	49,269	37.8%	55,516

Commercial	18,067	15,737	14.8%	14,000
Consumer	1,305	1,233	5.8%	814

Total loan production and purchases	$87,279	$66,239	31.8%	$70,330

CREDIT DATA
Net credit losses:
Mortgage	$1,396	$166	741.0%	$850
Commercial	598	(13)	4700.0%	225
Consumer	352	567	-37.9%	379

Total net credit losses	$2,346	$720	225.8%	$1,454

Net credit losses to average loans outstanding	0.78%	0.24%	225.0%	0.47%

	AS OF
	31-Mar-09	31-Mar-08%		31-Dec-08
Allowance for loan losses	$15,147	$11,092	36.60%	$14,293

Allowance coverage ratios:
Allowance for loan losses to total loans	1.25%	0.93%	34.41%	1.16%

Allowance for loan losses to non-performing loans	17.50%	16.04%	9.10%	18.45%

Allowance for loan losses to non-residential non-performing loans	157.29%	289.16%	-45.60%	239.90%

Non-performing assets summary:
Mortgage	$76,911	$65,332	17.70%	$71,531
Commercial, mainly real estate	8,847	2,754	221.20%	5,186
Consumer	783	1,081	-27.60%	772

Non-performing loans	86,541	69,167	25.10%	77,489
Foreclosed properties	9,681	4,119	135.00%	9,162
Non-performing assets	$96,222	$73,286	31.30%	$86,651

Non-performing loans to total loans	7.13%	5.78%	23.40%	6.28%

Non-performing loans to total assets	1.33%	1.12%	18.80%	1.25%

Non-performing assets to total assets	1.48%	1.19%	24.40%	1.40%

Non-performing assets to total capital	30.13%	21.63%	39.30%	33.45%